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                                                                   Exhibit 10.18

                                 FIRST AMENDMENT
                                       TO
                      ALLIANCE RESOURCE MANAGEMENT GP, LLC
                          2000 LONG-TERM INCENTIVE PLAN

         This First Amendment (the "First Amendment") to the Alliance Resource Management GP, LLC 2000 Long-Term Incentive Plan (the "Plan") amends the Plan and is effective January 1, 2004. Except as expressly modified or amended herein, all sections, provisions, terms and conditions of the Plan are unchanged and shall remain in full force and effect. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan.

         WHEREAS, pursuant to Section 3 of the Plan, the Committee is authorized to pay or settle in cash Awards made under the Plan;

         WHEREAS, pursuant to Section 7(a) of the Plan, the Committee is authorized to amend the Plan; and

         WHEREAS, the Committee desires to amend the Plan to provide that if any Award is paid or settled in cash rather than the delivery of Units, then the Units granted by such Award shall again be Units with respect to which Options or Restricted Units may be granted.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 4(a) is hereby amended and restated to read in its entirety as follows:

         SECTION 4. Units

                  (a)      Units Available. Subject to adjustment as provided in
         Section 4(c), the number of Units with respect to which Options and Restricted Units may be issued under the Plan is 600,000. If any Option or Restricted Unit is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Options or Restricted Units may be granted. Similarly, if any Award is paid or settled in cash rather than the delivery of Units, then the Units granted by such Award shall again be Units with respect to which Options or Restricted Units may be granted. Notwithstanding the foregoing, the aggregate grant of Awards, either in the form of Options and/or Restricted Units, may exceed 600,000 so long as the actual number of Options and/or Restricted Units issued under the Plan does not exceed 600,000.

                                    ALLIANCE RESOURCE MANAGEMENT GP, LLC

                                     By: /s/ Thomas L. Pearson
                                         -----------------------------------
                                     Title: Sr. Vice President